EXHIBIT 23.1





                      Consent of Independent Public Accountants
                                ----------------------

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our reports dated January 31, 2000 (except with respect to the matter discussed in Note 16, as to which the date is March 1, 2000) included in the Andrea Electronics Corporation Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this Form S-8 registration statement.



                                                    ARTHUR ANDERSEN LLP

Melville, New York
March 7, 2000